Exhibit 10.8

SECOND AMENDMENT TO MACDERMID, INCORPORATED

EMPLOYEES’ PENSION PLAN, 2009 RESTATEMENT

WHEREAS, the Pension Protection Act amended the Internal Revenue Code funding rules;

WHEREAS, the IRS has issued a model amendment for Pension Plans to incorporate restrictions on the Plan in the event the Plan is underfunded at certain levels;

WHEREAS, MacDermid, Incorporated may amend the Plan pursuant to Section 10.1 of the Plan;

NOW THEREFORE, the Plan is amended to add Appendix A to the Plan as follows:

Appendix A

Limitations Applicable If the Plan’s Adjusted Funding Target Attainment

Percentage Is

Less Than 80 Percent or If the Plan Sponsor Is In Bankruptcy

1. Limitations Applicable If the Plan’s Adjusted Funding Target Attainment Percentage Is Less Than 80 Percent, But Not Less Than 60 Percent. Notwithstanding any other provisions of the plan, if the plan’s adjusted funding target attainment percentage for a plan year is less than 80 percent (or would be less than 80 percent to the extent described in Section 1(b) below) but is not less than 60 percent, then the limitations set forth in this Section 1 apply.

(a) 50 Percent Limitation on Single Sum Payments. Other Accelerated Forms of Distribution, and Other Prohibited Payments. A participant or beneficiary is not permitted to elect, and the plan shall not pay, a single sum payment or other optional form of benefit that includes a prohibited payment with an annuity starting date on or after the applicable section 436 measurement date, and the plan shall not make any payment for the purchase of an irrevocable commitment from an insurer to pay benefits or any other payment or transfer that is a prohibited payment, unless the present value of the portion of the benefit that is being paid in a prohibited payment does not exceed the lesser of:

(i) 50 percent of the present value of the benefit payable in the optional form of benefit that includes the prohibited payment; or

(ii) 100 percent of the PBGC maximum benefit guarantee amount (as defined in§ 1.436-1(d)(3)(iii)(C) of the Treasury Regulations).

The limitation set forth in this Section 1(a) does not apply to any payment of a benefit which under§ 411(a)(11) of the Internal Revenue Code may be immediately distributed without the consent of the participant. If an optional form of benefit that is otherwise available under the terms of the plan is not available to a participant or beneficiary as of the annuity starting date because of the application of the requirements of this Section 1(a), the participant or beneficiary is permitted to elect to bifurcate the benefit into unrestricted and restricted portions (as described in§ 1.436-1(d)(3)(iii)(D) of the Treasury Regulations). The participant or beneficiary may also elect any other optional form of benefit otherwise available under the plan at that annuity starting date that would satisfy the 50 percent/PBGC maximum benefit guarantee amount limitation described in this Section 1(a), or may elect to defer the benefit in accordance with any general right to defer commencement of benefits under the plan.

(1)	Provision to Allow Special Optional Forms of Benefit When Only Half Single Sum Payments Are Permitted to be Paid:

During a period when Section l(a) applies to the plan, participants and beneficiaries are permitted to elect payment in any optional form of benefit otherwise available under the plan that provides for the current payment of the unrestricted portion of the benefit (as described in§ 1.436-1(d)(3)(iii)(D) of the Treasury Regulations), with a delayed commencement for the restricted portion of the benefit (subject to other applicable qualification requirements, such as§§ 411(a)(11) and 401(a)(9) of the Internal Revenue Code).

(b) Plan Amendments Increasing Liability for Benefits. No amendment to the plan that has the effect of increasing liabilities of the plan by reason of increases in benefits, establishment of new benefits, changing the rate of benefit accrual, or changing the rate at which benefits become nonforfeitable shall take effect in a plan year if the adjusted funding target attainment percentage for the plan year is:

(i) Less than 80 percent; or

(ii) 80 percent or more, but would be less than 80 percent if the benefits attributable to the amendment were taken into account in determining the adjusted funding target attainment percentage.

The limitation set forth in this Section 1(b) does not apply to any amendment to the plan that provides a benefit increase under a plan formula that is not based on compensation, provided that the rate of such increase does not exceed the contemporaneous rate of increase in the average wages of participants covered by the amendment.

2. Limitations Applicable If the Plan’s Adjusted Funding Target Attainment Percentage Is Less Than 60 Percent. Notwithstanding any other provisions of the plan, if the plan’s adjusted funding target attainment percentage for a plan year is less than 60 percent (or would be less than 60 percent to the extent described in Section 2(b) below), then the limitations in this Section 2 apply.

(a) Single Sums, Other Accelerated Forms of Distribution, and Other Prohibited Payments Not Permitted. A participant or beneficiary is not permitted to elect, and the plan shall not pay, a single sum payment or other optional form of benefit that includes a prohibited payment with an annuity starting date on or after the applicable section 436 measurement date, and the plan shall not make any payment for the purchase of an irrevocable commitment from an insurer to pay benefits or any other payment or transfer that is a prohibited payment. The limitation set forth in this Section 2(a) does not apply to any payment of a benefit which under § 411(a)(11) of the Internal Revenue Code may be immediately distributed without the consent of the participant.

(b) Shutdown Benefits and Other Unpredictable Contingent Event Benefits Not Permitted to Be Paid. An unpredictable contingent event benefit with respect to an unpredictable contingent event occurring during a plan year shall not be paid if the adjusted funding target attainment percentage for the plan year is:

(i) Less than 60 percent; or

(ii) 60 percent or more, but would be less than 60 percent if the adjusted funding target attainment percentage were redetermined applying an actuarial assumption that the likelihood of occurrence of the unpredictable contingent event during the plan year is 100 percent.

(c) Benefit Accruals Frozen. Benefit accruals under the plan shall cease as of the applicable section 436 measurement date. In addition, if the plan is required to cease benefit accruals under this Section 2(c), then the plan is not permitted to be amended in a manner that would increase the liabilities of the plan by reason of an increase in benefits or establishment of new benefits.

3. Limitations Applicable If the Plan Sponsor Is In Bankruptcy. Notwithstanding any other provisions of the plan, a participant or beneficiary is not permitted to elect, and the plan shall not pay, a single sum payment or other optional form of benefit that includes a prohibited payment with an annuity starting date that occurs during any period in which the plan sponsor is a debtor in a case under title 11, United States Code, or similar Federal or State law, except for payments made within a plan year with an annuity starting date that occurs on or after the date on which the plan’s enrolled actuary certifies that the plan’s adjusted funding target attainment percentage for that plan year is not less than 100 percent. In addition, during such period in which the plan sponsor is a debtor, the plan shall not make any payment for the purchase of an irrevocable commitment from an insurer to pay benefits or any other payment or transfer that is a prohibited payment, except for payments that occur on a date within a plan year that is on or after the date on which the plan’s enrolled actuary certifies that the plan’s adjusted funding target attainment percentage for that plan year is not less than 100 percent. The limitation set forth in this Section 3 does not apply to any payment of a benefit which under § 411(a)(11) of the Internal Revenue Code may be immediately distributed without the consent of the participant.

4. Provisions Applicable After Limitations Cease to Apply.

(a) Resumption of Prohibited Payments. If a limitation on prohibited payments under Section 1(a), Section 2(a), or Section 3 applied to the plan as of a section 436 measurement date, but that limit no longer applies to the plan as of a later section 436 measurement date, then that limitation does not apply to benefits with annuity starting dates that are on or after that later section 436 measurement date.

(1)	Provision to Allow Full Single Sum Payments for Participants and Beneficiaries Who Previously Could Only Elect Half Single Sums:

In addition, after the section 436 measurement date on which the limitation on prohibited payments under Section 1(a) ceases to apply to the plan, any participant or beneficiary who had an annuity starting date within the period during which that limitation applied to the plan is permitted to make a new election (within 90 days after the section 436 measurement date on which the limit ceases to apply or, if later, 30 days after receiving notice of the right to make such election) under which the form of benefit previously elected is modified at a new annuity starting date to be changed to a single sum payment for the remaining value of the participant or beneficiary’s benefit under the plan, subject to the other rules in this section of the plan and applicable requirements of § 401(a) of the Internal Revenue Code, including spousal consent.

(2)	Provision to Allow Half Single Sum Payments for Participants and Beneficiaries Who Could Not Elect Single Sums:

In addition, after the section 436 measurement date on which the limitation on prohibited payments under Section 2(a) ceases to apply to the plan, any participant or beneficiary who had an annuity starting date within the period during which that limitation applied to the plan is permitted to make a new election (within 90 days after the section 436 measurement date on which the limit ceases to apply or, if later, 30 days after receiving notice of the right to make such election) under which the form of benefit previously elected is modified at a new annuity starting date to be changed to a single sum payment for the remaining value of the participant’s or beneficiary’s benefit under the plan, subject to the other rules in this section of the plan (including Section 1(a)) and applicable requirements of § 401(a) of the Internal Revenue Code, including spousal consent.

(b) Resumption of Benefit Accruals. If a limitation on benefit accruals under Section 2(c) applied to the plan as of a section 436 measurement date, but that limitation no longer applies to the plan as of a later section 436 measurement date, then benefit accruals shall resume prospectively and that limitation does not apply to benefit accruals that are based on service on or after that later section 436 measurement date, except as otherwise provided under the plan. The plan shall comply with the rules relating to partial years of participation and the prohibition on double proration under Department of Labor regulation 29 CFR § 2530.204-2(c) and (d).

(1)	Provision to Restore Accruals:

In addition, benefit accruals that were not permitted to accrue because of the application of Section 2(c) shall be restored when that limitation ceases to apply if the continuous period of the limitation was 12 months or less and the plan’s enrolled actuary certifies that the adjusted funding target attainment percentage for the plan year would not be less than 60 percent taking into account any restored benefit accruals for the prior plan year.

(c) Shutdown and Other Unpredictable Contingent Event Benefits. If an unpredictable contingent event benefit with respect to an unpredictable contingent event that occurs during the plan year is not permitted to be paid after the occurrence of the event because of the limitation of Section 2(b), but is permitted to be paid later in the same plan year (as a result of additional contributions or pursuant to the enrolled actuary’s certification of the adjusted funding target attainment percentage for the plan year that meets the requirements of § 1.436-1(g)(5)(ii)(B) of the Treasury Regulations), then that unpredictable contingent event benefit shall be paid, retroactive to the period that benefit would have been payable under the terms of the plan (determined without regard to Section 2(b)). If the unpredictable contingent event benefit does not become payable during the plan year in accordance with the preceding sentence, then the plan is treated as if it does not provide for that benefit.

(d) Treatment of Plan Amendments That Do Not Take Effect. If a plan amendment does not take effect as of the effective date of the amendment because of the limitation of Section 1(b) or Section 2(c), but is permitted to take effect later in the same plan year (as a result of additional contributions or pursuant to the enrolled actuary’s certification of the adjusted funding target attainment percentage for the plan year that meets the requirements of § 1.436-1(g)(5)(ii)(C) of the Treasury Regulations), then the plan amendment must automatically take effect as of the first day of the plan year (or, if later, the original effective date of the amendment). If the plan amendment cannot take effect during the same plan year, then it shall be treated as if it were never adopted, unless the plan amendment provides otherwise.

5. Notice Requirement. See section 101(j) of ERISA for rules requiring the plan administrator of a single employer defined benefit pension plan to provide a written notice to participants and beneficiaries within 30 days after certain specified dates if the plan has become subject to a limitation described in Section 1(a), Section 2, or Section 3.

6. Methods to Avoid or Terminate Benefit Limitations. See § 436(b)(2), (c)(2), (e)(2), and (f) of the Internal Revenue Code and § 1.436-1(f) of the Treasury Regulations for rules relating to employer contributions and other methods to avoid or terminate the application of the limitations set forth in Sections 1 through 3 for a plan year. In general, the methods a plan sponsor may use to avoid or terminate one or more of the benefit limitations under Sections 1 through 3 for a plan year include employer contributions and elections to increase the amount of plan assets which are taken into account in determining the adjusted funding target attainment percentage, making an employer contribution that is specifically designated as a current year contribution that is made to avoid or terminate application of certain of the benefit limitations, or providing security to the plan.

7. Special Rules.

(a) Rules of Operation for Periods Prior to and After Certification of Plan’s Adjusted Funding Target Attainment Percentage.

(i) In General. Section 436(h) of the Internal Revenue Code and§ 1.436-1(h) of the Treasury Regulations set forth a series of presumptions that apply (1) before the plan’s enrolled actuary issues a certification of the plan’s adjusted funding target attainment percentage for the plan year and (2) if the plan’s enrolled actuary does not issue a certification of the plan’s adjusted funding target attainment percentage for the plan year before the first day of the 10th month of the plan year (or if the plan’s enrolled actuary issues a range certification for the plan year pursuant to § 1.436-1(h)(4)(ii) of the Treasury Regulations but does not issue a certification of the specific adjusted funding target attainment percentage for the plan by the last day of the plan year). For any period during which a presumption under § 436(h) of the Internal Revenue Code and § 1.436-1(h) of the Treasury Regulations applies to the plan, the limitations under Sections 1 through 3 are applied to the plan as if the adjusted funding target attainment percentage for the plan year were the presumed adjusted funding target attainment percentage determined under the rules of § 436(h) of the Internal Revenue Code and § 1.436-l(h)(l), (2), or (3) of the Treasury Regulations. These presumptions are set forth in Section 7(a)(ii) though (iv).

(ii) Presumption of Continued Underfunding Beginning First Day of Plan Year. If a limitation under Section 1, 2, or 3 applied to the plan on the last day of the preceding plan year, then, commencing on the first day of the current plan year and continuing until the plan’s enrolled actuary issues a certification of the adjusted funding target attainment percentage for the plan for the current plan year, or, if earlier, the date Section 7(a)(iii) or Section 7(a)(iv) applies to the plan:

(1) The adjusted funding target attainment percentage of the plan for the current plan year is presumed to be the adjusted funding target attainment percentage in effect on the last day of the preceding plan year; and date.

(2) The first day of the current plan year is a section 436 measurement date.

(iii) Presumption of Underfunding Beginning First Day of 4th Month. If the plan’s enrolled actuary has not issued a certification of the adjusted funding target attainment percentage for the plan year before the first day of the 4th month of the plan year and the plan’s adjusted funding target attainment percentage for the preceding plan year was either at least 60 percent but less than 70 percent or at least 80 percent but less than 90 percent, or is described in§ 1.436-1(h)(2)(ii) of the Treasury Regulations, then, commencing on the first day of the 4th month of the current plan year and continuing until the plan’s enrolled actuary issues a certification of the adjusted funding target attainment percentage for the plan for the current plan year, or, if earlier, the date Section 7(a)(iv) applies to the plan:

(1) The adjusted funding target attainment percentage of the plan for the current plan year is presumed to be the plan’s adjusted funding target attainment percentage for the preceding plan year reduced by 10 percentage points; and

(2) The first day of the 4th month of the current plan year is a section 436 measurement date.

(iv) Presumption of Underfunding On and After First Day of 10th Month. If the plan’s enrolled actuary has not issued a certification of the adjusted funding target attainment percentage for the plan year before the first day of the 10th month of the plan year for if the plan’s enrolled actuary has issued a range certification for the plan year pursuant to § 1.436-1(h)(4)(ii) of the Treasury Regulations but has not issued a certification of the specific adjusted funding target attainment percentage for the plan by the last day of the plan year), then, commencing on the first day of the 10th month of the current plan year and continuing through the end of the plan year:

(1) The adjusted funding target attainment percentage of the plan for the current plan year is presumed to be less than 60 percent; and

(2) The first day of the 10th month of the current plan year is a section 436 measurement date.

(b) New Plans, Plan Termination, Certain Frozen Plans, and Other Special Rules.

(i) First 5 Plan Years. The limitations in Section l(b), Section 2(b), and Section 2(c) do not apply to a new plan for the first 5 plan years of the plan, determined under the rules of§ 436(i) of the Internal Revenue Code and § 1.436-1(a)(3)(i) of the Treasury Regulations.

(ii) Plan Termination. The limitations on prohibited payments in Section 1(a), Section 2(a), and Section 3 do not apply to prohibited payments that are made to carry out the termination of the plan in accordance with applicable law. Any other limitations under this section of the plan do not cease to apply as a result of termination of the plan.

(iii) Exception to Limitations on Prohibited Payments Under Certain Frozen Plans. The limitations on prohibited payments set forth in Sections 1(a), 2(a), and 3 do not apply for a plan year if the terms of the plan, as in effect for the period beginning on September 1, 2005, and continuing through the end of the plan year, provide for no benefit accruals with respect to any participants. This Section 7(b)(iii) shall cease to apply as of the date any benefits accrue under the plan or the date on which a plan amendment that increases benefits takes effect.

(iv) Special Rules Relating to Unpredictable Contingent Event Benefits and Plan Amendments Increasing Benefit Liability. During any period in which none of the presumptions under Section 7(a) apply to the plan and the plan’s enrolled actuary has not yet issued a certification of the plan’s adjusted funding target attainment percentage for the plan year, the limitations under Section 1(b) and Section 2(b) shall be based on the inclusive presumed adjusted funding target attainment percentage for the plan, calculated in accordance with the rules of § 1.436-1(g)(2)(iii) of the Treasury Regulations.

(c) Special Rules Under PRA 2010.

(i) Payments Under Social Security Leveling Options. For purposes of determining whether the limitations under Section 1(a) or 2(a) apply to payments under a social security leveling option, within the meaning of § 436G)(3)(C)(i) of the Internal Revenue Code, the adjusted funding target attainment percentage for a plan year shall be determined in accordance with the “Special Rule for Certain Years” under § 436G)(3) of the Internal Revenue Code and any Treasury Regulations or other published guidance thereunder issued by the Internal Revenue Service.

(ii) Limitation on Benefit Accruals. For purposes of determining whether the accrual limitation under Section 2(c) applies to the plan, the adjusted funding target attainment percentage for a plan year shall be determined in accordance with the “Special Rule for Certain Years” under § 436G)(3) of the Internal Revenue Code (except as provided under section 203(b) of the Preservation of Access to Care for Medicare Beneficiaries and Pension Relief Act of 2010, if applicable).

(d) Interpretation of Provisions. The limitations imposed by this section of the plan shall be interpreted and administered in accordance with§ 436 of the Internal Revenue Code and§ 1.436-1 of the Treasury Regulations.

8. Definitions. The definitions in the following Treasury Regulations apply for purposes of Sections 1 through 7: § 1.436-1(j)(1) defining adjusted funding target attainment percentage; § 1.436-1(j)(2) defining annuity starting date; § 1.436-1(j)(6) defining prohibited payment; § 1.436-1(j)(8) defining section 436 measurement date; and § 1.436-1(j)(9) defining an unpredictable contingent event and an unpredictable contingent event benefit.

9. Effective Date. The rules in Sections 1 through 8 are effective for plan years beginning after December 31, 2007.

MACDERMID, INCORPORATED

By:	/s/ Frank J. Monteiro

Its CFO

Date: 11/2/12